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                                                                    EXHIBIT 10.2


                                 AMENDMENT NO. 1
                                       TO
                            MASTER PURCHASE AGREEMENT
                                     BETWEEN
                          WESTERN WIRELESS CORPORATION
                                       AND
                              NORTEL NETWORKS INC.


This Amendment No. 1 is made effective as of the 1st day of January, 2001 ("Effective Date No. 1"), by and between Nortel Networks Inc. ("Nortel Networks") and Western Wireless Corporation ("Company").

WHEREAS, Nortel Networks and Company entered into a Master Purchase Agreement dated July 15, 1999 ("Agreement") for the sale and/or license and procurement of various Nortel Networks products and services; and,

WHEREAS, Nortel Networks and Company now wish to amend the Agreement to, among other things, provide for the purchase by Company of certain CDMA products and services for purposes of a CDMA IS-95 overlay to Company's existing AMPS/TDMA network in certain Company markets, an increase to the existing volume commitment by Company and a revision to the pricing structure, as further described herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Nortel Networks and Company agree to amend the Agreement as follows:

     1. Unless otherwise defined, capitalized terms herein shall have the same meaning as in the Agreement.

     2.   Amend Article 1 (Definitions) as follows:

          (a) Add the following new Section 1.25 and renumber the remaining Sections accordingly:

               "1.25 'SECONDARY TERM' shall mean that portion of the Term (as defined in Section 13.1 herein) commencing on Effective Date No. 1 and ending on July 14, 2002."

          (b) Amend Section 1.36 (Volume Commitment) by deleting the words "two hundred million dollars ($200,000,000)" and substituting the words "two hundred thirty-five million dollars ($235,000,000)".

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     3.   Amend Article 2 (Scope of Agreement) as follows:

          (a) Delete Section 2.5 in its entirety and replace it with the following:

               "2.5 The parties acknowledge and agree that, as of Effective Date
                    No. 1, Company has achieved a total of seventy million dollars ($70,000,000) against the Volume Commitment, leaving an outstanding balance of one hundred sixty-five million dollars ($165,000,000) (i.e., Volume Commitment of $235,000,000 less $70,000,000 equals $165,000,000)
                    ('Incremental Volume Commitment')."

          (b) Add the following new Section 2.6 and renumber the remaining Section accordingly:

               "2.6 Company agrees to order Nortel Networks' Products and Services during the Secondary Term in an amount totaling not less than the Incremental Volume Commitment. To achieve such Incremental Volume Commitment, Company shall order Products and Services in such amounts as to meet cumulative volume targets (each a "Volume Target") of: (i) ninety million dollars ($90,000,000) in Orders placed during the first twelve (12) month period of the Secondary Term ("First Period") and (ii) seventy-five million dollars ($75,000,000) in Orders placed during the subsequent six (6) month period of the Secondary Term ("Second Period").

                2.6.1 In the event Company fails to meet either of the
                      aforementioned Volume Targets during the Secondary Term, then upon the ending date of the First Period or Second Period, as applicable, Company shall remit to Nortel Networks the difference between: (a) the amount which Company would otherwise have paid with respect to the Products ordered by Company during the First Period or Second Period, as applicable, if the discounts set forth below had been applied to such Orders during such period (in lieu of the discounts set forth in Supplemental Terms Annex A.1, Schedule 1, Section 3.0 attached hereto and incorporated herein) and (b) the amount actually paid by Company with respect to the Products ordered by Company during the First Period or Second Period, as applicable, (which amounts reflect the discount schedule set forth in Supplemental Terms Annex A.1, Schedule 1, Section 3.0). The amount of the remittance described herein shall be invoiced at the end of the First Period or Second Period, as applicable, and shall be paid within thirty (30) days of such invoice.

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
                          Category                     First Period     Second Period
                          --------                     ------------     -------------
                          Switch Hardware (MTX)            57%               58%
                          CDMA BSC Hardware                44%               45%
                          CDMA BSC Software                52%               53%
                          CDMA BTS Hardware                58%               59%
                          CDMA Radio (per carrier)         57%               58%
                          CDMA EVRC Software               44%               45%
                          PDSN                             22%               23%
                          1XRTT BSC Software               44%               45%
                          1XRTT Data Enabler Software      52%               53%
                          (per carrier)
                          1XRTT Voice Enabler Software     52%               53%
                          (per carrier)
                          1XRTT Data Enabler RTU           52%               53%
                          (per data ESEL)
                          1XRTT Radio (per carrier)        58%               59%
                          TDMA Cell Site Hardware          52%               53%
                          Radio/PA                         62%               63%
                          TDMA Hardware                    57%               58%
                          Cooperative Advertising           1%                1.5%

                      Any Orders cancelled by Company pursuant to Section 7.1 herein shall not accrue towards fulfillment of the Incremental Volume Commitment."

4. Amend Article 15 (Cooperative Advertising) by deleting the first sentence in its entirety and replacing it with the following:

     "Subject to Section 2.5 of the Agreement, in consideration of Company's Volume Commitment, Nortel Networks shall, commencing with the Effective Date of the Agreement and for the remainder of the Term, reimburse Company fifty percent (50%) of the actual net cost paid by Company for that portion of advertising which contains specific reference to Nortel Networks' Products or for "Programs" as set forth in Exhibit C of this Agreement, which such advertising and/or Programs comply with Nortel Networks' standard trademark and advertising guidelines and have been approved by Nortel Networks (which approval shall not be unreasonably withheld or delayed) for the purposes of payment of such cooperative advertising fees, up to a total amount equal to two and one-half percent (2-1/2%) of the net amount of all Company's purchases solely for Products (i.e., exclusive of Services) under the Agreement ("Cooperative Advertising Funds"); provided, however, that such amount shall (i) be paid to Company on a quarterly basis and (ii) shall be substantiated by invoices reasonably detailing advertising or other Program costs paid by Company."

5. Amend "Supplemental Terms Annex A.1 (800 MHz AMPS/TDMA Wireless Products)" by deleting it in its entirety and replacing it with the new "Supplemental Terms Annex

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          A.1 (800MHz AMPS/TDMA and 800 MHz CDMA Wireless Products)", attached hereto and incorporated herein as Exhibit A.

     6. Except as specifically modified by this Amendment No. 1, the Agreement in all other respects shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be signed by their duly authorized representatives effective as of the date first set forth above.


WESTERN WIRELESS CORPORATION            NORTEL NETWORKS INC.

By: Jerry Baker                         By: Doug Patterson
    ---------------------------------       ---------------------------------

Name: Jerry Baker                       Name: Doug Patterson
      -------------------------------         -------------------------------
              (Type/Print)                              (Type/Print)

Title: Sr. Vice President               Title: Vice President
       ------------------------------          ------------------------------

Date: May 16, 2001                      Date: May 16, 2001
      -------------------------------         -------------------------------

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